EXHIBIT 10.5

                              SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Security Agreement") is executed as of September 14, 1998, by INTELECT COMMUNICATIONS, INC., a Delaware corporation ("Debtor"), and St. James Capital Partners, L.P., as agent for St. James Capital Partners, L.P. and SJMB, L.P. and its successors and assigns (collectively, the "Secured Party").

      WHEREAS, Debtor entered into that certain Agreement for Purchase and Sale dated as of February 12, 1998 between Debtor and Secured Party, pursuant to which Debtor has executed one or more convertible promissory notes in an aggregate principal amount of $15,000,000 (the "Notes");

      WHEREAS, Debtor has agreed to the terms of a loan agreement dated the date hereof (the "Coastal Loan Agreement") between Debtor as borrower and The Coastal Corporation Second Pension Trust ("Coastal") as lender pursuant to which Coastal has agreed to make up to $5,000,000 available to Debtor (the "Coastal Loan");

      WHEREAS, the obligations of Debtor to repay the Coastal Loan are secured by a security agreement of Debtor in favor of Coastal in respect of the accounts receivable of Debtor; and

      WHEREAS, as part of its consent to the Coastal Loan Agreement and Coastal Loan, Secured Party has required that Debtor grant to Secured Party a second priority security interest in the Accounts (defined below).

      NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are acknowledged, Debtor covenants and agrees with the Secured Party as follows:

      1. CERTAIN DEFINITIONS. Unless otherwise defined in this Security Agreement, each capitalized term used but not defined in this Security Agreement will have the meaning given that term in the UCC as enacted in Texas (the "UCC"). If the definition given in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall control. As used in this Security Agreement, the following terms have the meanings indicated:

      "ACCOUNTS" means all accounts receivable, together with any instruments, chattel paper or general intangibles that arise from or relate to accounts receivable, that now exist or are currently owned by Debtor or are later owned or acquired by Debtor, including the cash or non-cash proceeds resulting therefrom and all security and guaranties therefor.

      "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with, that Person.

      "COLLATERAL"  has the meaning given such term in Section 5 hereof.

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      "DEFAULT" means an "EVENT OF DEFAULT" as defined in the Notes.

      "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof among Debtor, Secured Party and Coastal.

      "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

      "OBLIGATION" means (a) the amount due under the Notes, (b) all indebtedness, liabilities and obligations of Debtor arising under this Security Agreement, (c) interest accruing on, and attorneys' fees, court costs, and other costs of collection reasonably incurred in the collection or enforcement of, any of the indebtedness, liabilities, or obligations described in clauses (a) and
(b) above, and (d) any and all renewals and extensions of, or amendments to, any of the indebtedness, liabilities, and obligations described in clauses (a) through (c) above.

      "SECURITY INTEREST" means the security interest granted and the pledge and assignment made under the terms of this Security Agreement.

      2. NOTES. This Security Agreement is being executed and delivered pursuant to the terms and conditions of the Notes.

      3. SECURITY INTEREST. Subject to the terms and conditions of this Security Agreement, and to secure the prompt, unconditional and complete payment and performance of the Obligation when due, Debtor grants to the Secured Party a security interest in all of Debtor's right, title and interest in the Collateral.

      4. NO ASSUMPTION OR MODIFICATION. The Security Interest is given to secure the prompt, unconditional, and complete payment and performance of the Obligation when due, and is given as security only. The Secured Party does not assume and shall not be liable for any of Debtor's liabilities, duties, or obligations under or in connection with the Collateral. The Secured Party's acceptance of this Security Agreement, or its taking any action in carrying out this Security Agreement, does not constitute the Secured Party's approval of the Collateral or the Secured Party's assumption of any obligation under or in connection with the Collateral. This Security Agreement does not affect or modify Debtor's obligations with respect to the Collateral. The Security Interest is subordinate to the security interests granted by Debtor in favor of The Coastal Corporation Second Pension Trust ("Coastal") pursuant to the Security Agreement dated as of the date hereof in favor of Coastal and is subject to the provisions of the Intercreditor and Subordination Agreement.

      5. COLLATERAL. As used in this Agreement, the term "Collateral" means Accounts, wherever located, whether now owned or hereafter acquired by Debtor.

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The description of Collateral contained in this Section includes after acquired
Collateral and proceeds of the Collateral. If at any time after the date of this Agreement Debtor acquires any Pledged Shares, such Pledged Shares shall from and after the date of issuance be included within the term "Collateral" and shall be pledged pursuant to this Agreement.

      6. FRAUDULENT CONVEYANCE. Notwithstanding anything contained in this Agreement to the contrary, Debtor agrees that if, but for the application of this Section, the Obligation or any Security Interest would constitute a preferential transfer under 11 U.S.C. ss. 547, a fraudulent conveyance under 11 U.S.C. ss. 548 (or any successor section of that Code) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar Law in effect from time to time (each a "FRAUDULENT CONVEYANCE"), then the Obligation and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligation or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section.

      7. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to the Secured Party as follows:

            (a) BINDING OBLIGATION. This Security Agreement creates a legal, valid and binding lien in and to the Collateral in favor of the Secured Party and enforceable against Debtor. Once perfected, the Security Interest will constitute a first and prior lien on the Collateral subject only to Liens in favor of Coastal. The creation of the Security Interest does not require the consent of any third party.

            (b) PLACE OF BUSINESS; LOCATION OF RECORDS. Debtor's place of business and chief executive office is at 1100 Executive Drive, Richardson, Texas 75081.

            (c) NO LIEN. Debtor has not executed any prior transfer, assignment, pledge, security interest or hypothecation covering the Collateral or any interest in the Collateral, other than in favor of Coastal.

            (d) NO DEFENSES. The amounts due Debtor under the Collateral are not subject to any material setoff, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to any material dispute, objection or complaint by any Obligor.

      8. COVENANTS. Debtor covenants and agrees with the Secured Party as follows:

            (a) APPROVAL OF RIGHTS. After a Default occurs, Debtor will take all actions the Secured Party requests to obtain any Tribunal's consent to or approval of the Secured Party's rights under this Security Agreement, including, without limitation, the right to sell all or any part of the Collateral upon a Default without the Tribunal's further consent or approval. Debtor agrees that the Secured Party's remedies at law for Debtor's failure to comply with this provision would be

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inadequate and that the harm to the Secured Party would not be adequately compensable in damages. Debtor agrees that this provision may be specifically enforced.

            (b) PERFORM OBLIGATIONS. Debtor will: (i) perform all of its obligations under or in connection with the Collateral in accordance with customary business practices; (ii) promptly notify the Secured Party of any change in any fact or circumstances represented by Debtor with respect to any of the Collateral; and (iii) promptly notify the Secured Party of any claim, action or proceeding affecting the Security Interest or title to all or any of the Collateral and, at the request of the Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding.

            (c) ASSURANCES. Debtor shall not change its name or address for notices hereunder or relocate Debtor's principal place of business or chief executive office unless prior thereto Debtor (i) gives the Secured Party ten
(10) days prior written notice thereof (such notice to include, without limitation, the name of the county or parish and state into which any such relocation is to be made) and (ii) executes and delivers all such additional documents and performs all additional acts as the Secured Party, in its sole discretion, may reasonably request in order to continue or maintain the existence and priority of the Security Interest in such Collateral.

            (d) FURTHER ASSURANCES. From time to time, Debtor will promptly execute and deliver to the Secured Party all other assignments, certificates, supplemental documents, financing statements and do all other acts the Secured Party reasonably requests in order to create, evidence, perfect, continue or maintain the existence and priority of the Security Interest and in order to perfect the Security Interest in all future Collateral including, without limitation, the execution and filing of such financing statements as the Secured Party may reasonably require.

            (g) MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Debtor will (i) maintain its corporate existence and good standing and its authority to transact business in all states where necessary; (ii) maintain all licenses, permits and franchises necessary for its business; and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

      9. DEFAULT; REMEDIES. Upon the occurrence of a Default, the Secured Party has the following cumulative rights and remedies under this Security Agreement:

            (a) RIGHTS. Subject to the terms of the Intercreditor Agreement, the Secured Party may exercise any and all rights available to the Secured Party under the UCC or any other applicable jurisdiction, as amended, in addition to any and all other rights afforded by this Security Agreement, at law, in equity, or otherwise, including, without limitation, applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment).

            (b) DEBTOR'S AGENT. Subject to the terms of the Intercreditor Agreement, the Secured Party shall be deemed to be irrevocably appointed as Debtor's agent and attorney-in-fact

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with all right and power to enforce all of Debtor's rights and remedies under or in connection with the Collateral. All reasonable costs, expenses and liabilities incurred and all payments made by the Secured Party as Debtor's agent and attorney-in-fact, including, without limitation, reasonable attorney's fees and expenses, shall be considered a loan by the Secured Party to Debtor which shall be repayable on demand and shall accrue interest at the Default Rate (as defined in the Note) and shall be part of the Obligation.

            (c) NOTICE. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; PROVIDED THAT, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than five calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph. It shall not be necessary that the Collateral be at the location of the sale.

            (d) APPLICATION OF PROCEEDS. The Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section as follows: First, to the payment of all its reasonable expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts reasonably expended by the Secured Party under this Section; and third, toward payment of the balance of the Obligation in the order and manner specified in the Notes. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Debtor shall remain liable for any deficiency.

      10. OTHER RIGHTS OF THE SECURED PARTY.

            (a) COLLECTION. Subject to the terms of the Intercreditor Agreement, if a Default has occurred and is continuing, then the Secured Party shall have the right in its own name or in the name of Debtor to (A) demand, collect, receive, receipt for, and sue for any amounts due or to become due with respect to Collateral; (B) take control of cash and other proceeds of the Collateral;
(C) endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of the Secured Party; (D) take such action (in its own name or in the name of Debtor) as the Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists, if any Debtor fails or refuses to make payment on the Collateral when due; and (E) do all other acts and things necessary to carry out the intent of this Security Agreement. Notwithstanding any other provision of this Security Agreement to the contrary, the Secured Party shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to the Collateral, nor shall it be under any duty to anyone except Debtor to account for funds that it shall actually receive under this Security Agreement. Without limiting the generality

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of the foregoing, the Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (regardless of whether the Secured Party actually has, or may be deemed to have, knowledge of such matters). The receipt of the Secured Party to any Debtor shall be a full and complete release, discharge, and acquittance to any such issuer, to the extent of any amount so paid by such issuer to the Secured Party.

            (b) PERFORMANCE. Subject to the terms of the Intercreditor Agreement, in the event Debtor fails to preserve the priority of the Security Interest in any of the Collateral, then the Secured Party may (but is not required to) prosecute or defend any suits in relation to the Collateral. Any sum which may be expended or paid by the Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys' fees and expenses) shall bear interest from the date of expenditure or payment at the Default Rate (as defined in the Note) until paid and, together with such interest, shall be payable by Debtor to the Secured Party upon demand and shall be part of the Obligation.

            (c) INDEMNIFICATION. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, management, whether such Persons be agents or employees of Debtor or of third parties, or such damage to property of Debtor or of others. Unless expressly prohibited by applicable Law, Debtor agrees to indemnify, save, and hold Secured Party harmless from and against, and covenants to defend Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses, including, without limitation, court costs and attorneys' fees, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof.

      11.   MISCELLANEOUS.

            (a) TERM. Upon full and final payment of the Obligation (or upon conversion of the entire outstanding balance of principal of and interest on the Notes pursuant to Article IV thereof) this Security Agreement shall terminate upon receipt by the Secured Party of Debtor's written notice of such termination; provided that no Debtor shall ever be obligated to make inquiry as to the termination of this agreement, but shall be fully protected in making payment directly to the Secured Party.

            (b) ACTIONS NOT RELEASES. The Security Interest and Debtor's obligation and the Secured Party's rights under this Security Agreement shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release,

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surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to or waiver of compliance with any terms of the Notes; (iv) the insolvency, bankruptcy or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or occurring in the future; (v) any renewal, extension or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor or any adjustment, indulgence, forbearance or compromise that may be granted or given by the Secured Party to Debtor; (vi) any neglect, delay, omission, failure or refusal of the Secured Party to take or prosecute any action in connection with the Notes; (vii) any failure of the Secured Party to notify Debtor of any renewal, extension or assignment of the Obligation or any part of the Obligation, or of any other action taken or refrained from being taken by the Secured Party against Debtor or any new agreement between the Secured Party and Debtor, it being understood that, the Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of the Secured Party under this Security Agreement; (viii) the illegality, invalidity or unenforceability of all or any part of the Obligation against any third party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by law, the act of creating the Obligation, or any part of the Obligation, is ULTRA VIRES, or the officers, partners or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect to such payment is held to constitute a preference under applicable Laws or for any other reason the Secured Party is required to refund such payment or pay the amount to someone else.

            (c) WAIVERS. Except to the extent expressly otherwise provided in this Security Agreement, Debtor waives (i) any right to require the Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which the Secured Party may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.

            (d) FINANCING STATEMENT. The Secured Party shall be entitled at any time to (i) file this Security Agreement or a carbon, photographic or other reproduction of this Security Agreement, as a financing statement, but the failure of the Secured Party to do so shall not impair the validity or enforceability of this Security Agreement and (ii) sign a financing statement covering the Collateral on behalf of Debtor.

            (e) AMENDMENTS. Except as provided in Section 6 hereof, this Security Agreement may only be amended by a writing jointly executed by Debtor and the Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.


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            (f) MULTIPLE COUNTERPARTS. This Security Agreement may be executed in any number of identical counterparts with the same effect as if all signatories had signed the same document. In making proof of this Security Agreement, it shall not be necessary to produce or account for more than one set of counterpart signatures.

            (g) PARTIES BOUND; ASSIGNMENT. Secured Party's rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligation or the Collateral, Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Secured Party shall retain all rights and powers hereby given with respect to any of the Obligation or Collateral not so assigned or transferred. Debtor may not, without Secured Party's prior written consent, assign any rights, duties, or obligations under this Security Agreement. All representations, warranties and agreements of Debtor shall be binding upon the successors and assigns of Debtor.

            (h) NOTICE. Any required notice must be given to Debtor or the Secured Party at the following addresses (or telecopier numbers):

DEBTOR


SECURED PARTY

Intelect Communications, Inc.
1100 Executive Drive
Richardson, Texas 75081
Attn: Herman Frietsch


St. James Capital Partners, L.P.
1980 Post Oak Boulevard, Suite 2030
Houston, Texas  77056
Attn:  John L. Thompson

Notice shall be deemed to have been given (a) if by mail, on the third business day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified return receipt requested, and deposited in the appropriate official postal service, or (b) if by any other means when actually delivered. Either party may change the address or telecopy number at which it receives notice by giving five (5) day's advance written notice to the other party.

            (i) ENTIRE AGREEMENT. This Security Agreement, the Notes and the Intercreditor and Subordination Agreement constitute the entire agreement with respect to the subject matter hereof, supersede any and all other agreements, either oral or written, between the parties with respect to the subject matter hereof and contain all of the covenants and agreements between the parties with respect thereto.

            (j) GOVERNING LAW. This agreement will be construed and its performance enforced in accordance with the laws of the State of Texas and the laws of the United States of America.

      IN WITNESS WHEREOF, this Security Agreement is executed by Debtor as of the date first set forth above.


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                                    INTELECT COMMUNICATIONS, INC.


                                    By:
                                    Name:
                                    Title:

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      IN WITNESS WHEREOF, this Security Agreement is executed by the Secured
Party as of the date first set forth above.


                                ST. JAMES CAPITAL PARTNERS, L.P., as Agent

                                By: ST. JAMES CAPITAL CORP., its General Partner


                                     By:_____________________________________
                                     Name:
                                     Title:

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